EXHIBIT 10.6.1
Amendment No. 2 to the .BIZ Registry Agreement
ICANN and NeuStar agree that the following modification is added to Section 3.1.1, Appendix 7 of the 8 December 2006 .BIZ Registry Agreement:
[old text]
Delete. If a domain is deleted within the Add Grace Period, the sponsoring Registrar at the time of the deletion is credited for the amount of the registration; provided, however, that Registry Operator shall have the right to charge Registrars a fee as set forth in its Registry-Registrar Agreement for deletes during the Add Grace Period. The domain is deleted from the Registry database and is immediately available for registration by any Registrar. See Section 3.2 for a description of overlapping grace period exceptions.
[new text]
Delete. If a domain is deleted within the Add Grace Period, the sponsoring Registrar at the time of the deletion is credited for the amount of the registration. However, the Registrar’s account will be reconciled at the end of the month for the number of deletions during the AGP that exceed the maximum of (i) 10% of its new registrations or (ii) fifty (50) domain names, whichever is greater. The fee imposed on those deletions exceeding the previously stated monthly maximum level will be the amount of the original registration, absent extraordinary circumstances.
For any registrar requesting an exemption from this excessive domain name deletion fee, the registrar must confirm in writing to the Registry Operator how these extraordinary circumstances were not known, or could not have been reasonably known, at the time the names were deleted and how these extraordinary circumstances were outside of its control. Registry Operator’s determination of whether or not to grant an exemption shall be at its sole reasonable discretion.
The parties have duly executed this Amendment as of April 3, 2008.

THE INTERNET CORPORATION
FOR		NEUSTAR, INC.
ASSIGNED NAMES AND NUMBERS

By:	/s/ Kurt Pritz 10 Apr 08	By:	/s/ Tim Switzer 4/3/08

Name: Kurt Pritz		Name: Tim Switzer
Title: Senior Vice President, Services		Title: Vice President, Registry Services